Exhibit 1

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                     ROYAL PRECISION TERMINATES NEGOTIATIONS
                            TO ACQUIRE PH GROUP INC.
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                              FOR IMMEDIATE RELEASE

Contact:    THOMAS A. SCHNEIDER, President and Chief Operating Officer
            KEVIN L. NEILL, Vice President - Finance and Chief Financial Officer Royal Precision, Inc. (480) 627-0200
            INTERNET: WWW.ROYALPRECISION.COM

            RCG Capital Markets Group, Inc. (480) 675-0400
            RETAIL: JIM ESTRADA, BRETT MAAS
            ANALYSTS/INSTITUTIONAL: JOE DORAME
            MEDIA: JEFF STANLIS
            INTERNET: WWW.RCGONLINE.COM

(NOVEMBER 28, 2000) - SCOTTSDALE, Arizona - Royal Precision, Inc. (Nasdaq: RIFL) announced today that it has terminated the non-binding letter of intent and discontinued negotiations with PH Group Inc. (OTC Bulletin Board: PHHH) regarding the potential acquisition announced September 28, 2000. In connection with the termination of the letter of intent, Royal Precision's option to acquire up to 500,000 shares of PH Group common stock has also been terminated. PH Group is a manufacturer of hydraulic presses and injection molding machines for applications in metal working, compression molding and plastic injection molding.

Thomas A. Schneider, President and Chief Operating Officer, commented "Although we ultimately determined this opportunity was not in the Company's best interests, we will continue to look for additional opportunities to grow our business and increase shareholder value."

Royal Precision, Inc. is a leading designer and manufacturer of high-quality innovative golf club shafts, including the Rifle(R) shaft featuring the Company's "Frequency Coefficient Matching" technology, or "FCM," designed to provide consistent flex characteristics to all the clubs in a golfer's bag. Royal Precision, Inc. is also a designer and distributor of Royal Grip(R) golf club grips offering a wide variety of standard and custom models, all of which feature durability and a distinctive feel and appearance.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS, WHICH USUALLY CONTAIN THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," OR "WILL," ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATED TO THE COMPANY'S DEPENDENCE ON DISCRETIONARY CONSUMER SPENDING AND DEMAND FROM ORIGINAL EQUIPMENT MANUFACTURERS, THE COMPANY'S LIMITED OPERATING HISTORY, THE TIMELINESS AND MARKET ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS, COMPETITION, SEASONALITY OF SALES, FLUCTUATIONS IN OPERATING RESULTS, PROTECTION OF INTELLECTUAL PROPERTY RIGHTS, SUPPLY DELAYS, USE OF THIRD PARTY SUPPLIERS, CUSTOMER CONCENTRATION AND OTHER FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

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